Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports First Quarter Fiscal 2023 Financial Results

Net Sales double year-over-year to $7.1 million

Westminster, MA – August 22, 2022 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry-leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense and precision industrial sectors, today reported financial results for the first quarter of fiscal year 2023 or the three months ended June 30, 2022.

“First quarter consolidated net sales were $7.1 million or 107% higher when compared to $3.4 million in same quarter a year ago,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “Our Ranor segment reported a strong first quarter with net sales of $4.7 million and gross profit of $1.8 million. Our first quarter net sales also included $2.4 million from our Stadco subsidiary, which was acquired on August 25, 2021.”

“Our Stadco segment is a turnaround,” stated Mr. Shen. “We recorded an operating loss at Stadco for the first quarter of fiscal 2023. We continue to focus on shepherding cash, rebuilding customer and supplier relationships, establishing operational discipline, improving gross margins, and growing the backlog. We aggressively grew our total backlog to a strong $45.9 million on June 30, 2022, an increase of $19.5 million since September 30, 2021, our first quarter that included Stadco. We expect to deliver that backlog over the course of the next one to three fiscal years with improved gross margins in future quarters.”

The following summary compares first quarter fiscal 2023 to fiscal 2022 first quarter:

Fiscal 2023 First Quarter Consolidated Financial Results

•	Net sales were $7.1 million, an increase of $3.7 million, due to $2.4 million of added revenue from Stadco and $1.3 million of higher revenue at Ranor.

•	Cost of sales were $6.3 million, or $3.7 million higher, due primarily to additional cost of sales at Stadco.

•	Gross profit was $0.8 million, or slightly lower when compared to the same quarter last year. Gross margin percentage was lower because of an unfavorable production mix and unabsorbed factory overhead at Stadco.

•	SG&A was $1.4 million, an increase of $0.6 million, primarily due to the added Stadco SG&A, and increased spending for outside advisory services and the resumption of business travel to pre-pandemic levels.

•	Operating loss was $0.6 million, compared to income of $0.1 million in the same quarter a year ago.

Financial Position

On June 30, 2022, TechPrecision had $0.6 million in cash and cash equivalents, a decrease since March 31, 2022. Working capital was $2.6 million at June 30, 2022 compared to $2.8 million at March 31, 2022. The Company has access to additional capital via its existing revolver loan should management determine it needs to bolster liquidity.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to change the composition of our revenues and effectively control operating expenses; external factors, including the COVID-19 pandemic, Russia’s invasion of Ukraine, high inflation and increasing interest rates, that may be outside of our control; the impacts of the COVID-19 pandemic and government-imposed lockdowns in response thereto; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; general industry and market conditions and growth rates; unexpected costs, charges or expenses resulting from the recently completed acquisition of Stadco; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). The results presented in this release are preliminary and subject to revision until the Company files its Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2022. Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

-- Tables Follow --

TECHPRECISION CORPORATION

NET SALES, COST OF SALES, GROSS PROFIT BY SEGMENT

(unaudited)

	June 30, 2022		June 30, 2021		Changes
(dollars in thousands)	Amount	Percent of Net sales	Amount	Percent of Net sales	Amount	Percent of Net sales
Ranor	$4,726	67%	$3,412	100%	$1,314	39%
Stadco	2,350	33%	--	--%	2,350	nm %
Total Net sales	$7,076	100%	$3,412	100%	$3,664	107%
Ranor	$2,886	41%	$2,579	76%	$307	12%
Stadco	3,373	48%	--	--%	3,373	nm %
Total Cost of sales	$6,259	89%	$2,579	76%	$3,680	143%
Ranor	$1,840	26%	$833	24%	$1,007	121%
Stadco	(1,023)	(14)%	--	--%	(1,023)	nm %
Total Gross profit	$817	12%	$833	24%	$(16)	(2)%

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended June 30,
(dollars in thousands)	2022	2021
Net cash provided by operating activities	1,449	137
Net cash used in investing activities	(763)	(4)
Net cash used in financing activities	(1,164)	(27)
Net (decrease) increase in cash and cash equivalents	(478)	106
Cash and cash equivalents, beginning of period	1,052	2,130
Cash and cash equivalents, end of period	$574	$2,236

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